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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-122905, No. 333-152027 and No. 333-160344 on Form S-8 of our reports dated March 15, 2010, relating to the consolidated financial statements and financial statement schedule of GFI Group Inc. and the effectiveness of GFI Group Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
New York, New York
March 15, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM